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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Health Management Systems, Inc.:

We consent to the incorporation by reference of our report dated November 12, 1995 with respect to the consolidated financial statements of Health Information Systems Corporation and Subsidiary as of and for the period ended October 31, 1995, included in this Current Report (Form 8-K) of Health Management Systems, Inc. dated May 13, 1996, in the Registration Statement (Form S-3 No. 33-91518) and Registration Statements (Form S-8 Nos. 33-65560, 33-76638, 33-76770, 33-95326 and 33-33706) of Health Management Systems, Inc.

                                                           /s/ ERNST & YOUNG LLP

New York, New York                                             Ernst & Young LLP
May 13, 1996